Execution Version 1 Certificate of Designations Series B Convertible Preferred Stock On December 20, 2023, the Board of Directors of Luna Innovations Incorporated, a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the Five Million (5,000,000) authorized and unissued shares of preferred stock of the Company, Sixty Five Thousand (65,000) authorized shares of a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock”: RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to Sixty Five Thousand (65,000), is hereby designated and created out of the Five Million (5,000,000) authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below: SECTION 1 DEFINITIONS. “Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person. “Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issue Date, directly or indirectly managed or advised by such Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with such Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Ownership Limitation. “Bankruptcy Triggering Event” means each of the following events: (a) the Company or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) the Company or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against the Company or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days. “Bankruptcy Triggering Event Repurchase” has the meaning set forth in Section 8(c). “Bloomberg” means Bloomberg Financial Markets. “Board of Directors” means the Company’s board of directors.

2 “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be further amended, amended and restated or supplemented from time to time. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. For the avoidance of doubt, Capital Stock of the Company shall include any Junior Stock, Parity Stock and Senior Stock. “Cash Settlement” has the meaning set forth in Section 11(e)(i). “Certificate” means any Physical Certificate or Electronic Certificate. “Certificate of Designations” means this Certificate of Designations, as amended, amended and restated or supplemented in accordance with its terms from time to time. “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, dated as of June 7, 2006, as the same may be further amended, amended and restated or supplemented in accordance with its terms from time to time. “Change of Control” means any of the following events: (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become, or, has obtained rights (whether by means of warrants, options or otherwise) to become, the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; (b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b) so long as the Company and

3 such surviving, continuing or acquiring company or other transferee, as applicable, comply with the provisions of Section 11(h); (c) the Company or its stockholders adopt a plan relating to the liquidation, dissolution or winding up of the Company; or (d) at any time, the Company shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each subsidiary of the Company free and clear of all Liens (except Liens created by the Credit Agreement). For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act. “Close of Business” means 5:00 p.m., New York City time. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Commission” means the U.S. Securities and Exchange Commission. “Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 11(h). “Common Stock Change Event” has the meaning set forth in Section 11(h). “Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if: (a) either (i) each Conversion Share would be eligible to be offered, sold or otherwise transferred by the Holder of such share pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such Conversion Share by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such Conversion Share continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such Conversion Share is issued provided, however, that each Holder shall supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Conversion Shares; provided, further, that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) shall automatically be deemed to be satisfied with respect to such Holder;

4 (b) each Conversion Share referred to in clause (a) above (i) will, when sold or otherwise transferred pursuant to, in the case of clause (a)(i) above, Rule 144, or, in the case of clause (a)(ii) above, the registration statement referred to in such clause) be admitted for book- entry settlement through the Depositary with an “unrestricted” CUSIP number, (ii) will not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws unless required by law; and (iii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Market); (c) each Conversion Share referred to in clause (a) above may be issued in full without violating Section 11(g) hereof and without violating the rules or regulations of the applicable Eligible Market on which the Common Stock is then listed for trading; (d) (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; (e) the Company has not delivered a notice pursuant to Section 7(a) with respect to an anticipated Change of Control (unless such notice has been subsequently withdrawn pursuant to Section 7(b)); and (f) the Company shall not have provided such Holder any information that, at any time during the period from the applicable Mandatory Conversion Notice Date through and including the related Mandatory Conversion Date, constitutes material non-public information under the U.S. federal securities laws regarding the Company. “Common Stock Participating Dividends” has the meaning set forth in Section 5(b)(i). “Company” has the meaning set forth in the preamble. “Company Change of Control Notice” has the meaning set forth in Section 7(a). “Company Change of Control Repurchase” has the meaning set forth in Section 7(d)(i). “Company Change of Control Repurchase Date” has the meaning set forth in Section 7(d)(ii). “Company Change of Control Repurchase Notice” has the meaning set forth in Section 7(d)(iv). “Company Change of Control Repurchase Price” has the meaning set forth in Section 7(d)(iii). “Company Change of Control Repurchase Right” has the meaning set forth in Section 7(d)(i).

5 “Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise. “Conversion” means an Optional Conversion or a Mandatory Conversion. “Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11. “Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date. “Conversion Price” initially means, $6.70; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 11(f). “Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock. “Convertible Preferred Stock” has the meaning set forth in Section 3(a). “Credit Agreement” means, collectively, (a) that certain Loan Agreement, dated as of December 1, 2020, by and between the Company and PNC Bank, National Association, (b) that certain Term Note, dated as of December 1, 2020, by and between the Company and PNC Bank, National Association, (c) that certain Amended and Restated Revolving Line of Credit Note, dated as of June 21, 2022, by and between the Company and PNC Bank, National Association and (d) that certain Amended and Restated Term Note Agreement, dated as of June 21, 2022, by and between the Company and PNC Bank, National Association, in each case, as such agreement was amended, restated or replaced prior to the Subscription Date. “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LUNA” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such Trading Day, determined, using a volume- weighted average price method, by a nationally recognized independent investment banking firm the Board of Directors selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. “Depositary” means The Depository Trust Company or its successor. “Dilutive Issuance” has the meaning set forth in Section 11(f)(i)(3). “Disqualified Equity Interests” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable,

6 pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) indebtedness or (ii) any other Capital Stock that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the first date on which no shares of Convertible Preferred Stock remain outstanding. “Dividends” means any Regular Dividend or Participating Dividends. “Dividend Payment Date” means each Regular Dividend Payment Date with respect to Regular Dividends and each date on which any declared Participating Dividends are scheduled to be paid on the Convertible Preferred Stock. “Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities: (a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per share of Common Stock; and (b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose: (i) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities; provided, however, that: (w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) shall, without duplication, be added to the aggregate consideration referred to in such clause; (x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there

7 will be deemed to occur, for purposes of Section 11(f)(i)(3) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity- Linked Securities; (y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof). “Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock. “Eligible Market” means The New York Stock Exchange, The NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors). “Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange Cap” has the meaning set forth in Section 11(g). “Exchange Cap Allocation” has the meaning set forth in Section 11(g). “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose. “Exempt Issuance” means (a) the Company’s issuance or grant of shares of Common Stock or options to purchase shares Common Stock, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans (i) in existence as of the Initial Issue Date, or (ii) approved or amended by a majority of the independent members of the Board of Directors, or (iii) assumed by the Company or any of its Subsidiaries in connection with a transaction approved by a majority of the independent members of the Board of Directors; (b) the Company’s issuance of securities upon the exercise, exchange

8 or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities, subject to customary adjustment provisions, as in effect on the Initial Issue Date; (c) the Company’s issuance of the Convertible Preferred Stock pursuant to the Subscription Agreement and any shares of Common Stock upon conversion of the Convertible Preferred Stock issued thereunder; (d) the Company’s issuance of securities pursuant to any present or future plan approved by a majority of the independent members of the Board of Directors providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock, whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions; (e) the Company’s issuance of securities pursuant to a present or future employee stock purchase plan approved by a majority of the independent members of the Board of Directors; or (f) the Company’s issuance of securities in connection with a merger, acquisition of assets or other strategic transaction approved by a majority of the independent members of the Board of Directors. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act. “Exercise Period” means December 21, 2026. “Expiration Date” has the meaning set forth in Section 11(f)(i)(2). “Expiration Time” has the meaning set forth in Section 11(f)(i)(2). “Final Exchange Cap Allocation” has the meaning set forth in Section 11(g). “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and Rule 13d-5 thereunder. “Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register. “Holder Change of Control Repurchase” has the meaning set forth in Section 8(b). “Holder Change of Control Repurchase Right” has the meaning set forth in Section 8(b). “Holder Optional Repurchase” has the meaning set forth in Section 8(a). “Holder Optional Repurchase Right” has the meaning set forth in Section 8(a). “Holder Optional Repurchase Trigger Date” means the date that is the fourth (4th) anniversary of the Initial Issue Date. “Holder Repurchase” means, collectively, a Holder Optional Repurchase, a Holder Change of Control Repurchase, a Holder Triggering Event Repurchase or a Bankruptcy Triggering Event Repurchase.

9 “Holder Repurchase Date” means the date fixed, pursuant to Section 8(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Holder Optional Repurchase, a Holder Change of Control Repurchase, a Holder Triggering Event Repurchase or a Bankruptcy Triggering Event Repurchase, as applicable. “Holder Repurchase Notice” means a notice (including a notice substantially in the form of the “Holder Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(ii) and Section 8(f)(iii). “Holder Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon the applicable Holder Repurchase, calculated pursuant to Section 8(e). “Holder Repurchase Right” means, collectively, the Holder Optional Repurchase Right, the Holder Change of Control Repurchase Right and the Holder Triggering Event Repurchase Right. “Holder Triggering Event Repurchase” has the meaning set forth in Section 8(c). “Holder Triggering Event Repurchase Right” has the meaning set forth in Section 8(c). “Initial Exchange Cap Allocation” has the meaning set forth in Section 11(g). “Initial Issue Date” means December 21, 2023. “Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. “Investors” shall have the meaning set forth in the Subscription Agreement. “Junior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively) or with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Junior Stock includes the Common Stock. “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

10 “Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock, as adjusted from time to time pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii). “Majority Holders” has the meaning set forth in Section 10(a)(ii)(1). “Mandatory Conversion” has the meaning set forth in Section 11(c)(i). “Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 11(c)(iii). “Mandatory Conversion Measurement Period” has the meaning set forth in Section 11(c)(i). “Mandatory Conversion Notice” has the meaning set forth in Section 11(c)(iv). “Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company delivers to the Holders the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 11(c)(iv). “Mandatory Conversion Right” has the meaning set forth in Section 11(c)(i). “Market Disruption Event” means, with respect to any date, the occurrence or existence on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. “Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Corporate Secretary, or any Vice-President of the Company. “Open of Business” means 9:00 a.m., New York City time. “Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion. “Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first (1st) Business Day on which the requirements set forth in Section 11(d)(ii) for such conversion are satisfied. “Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B. “Optional Conversion Settlement Date” has the meaning set forth in Section 11(e)(v).

11 “Ownership Limitation” has the meaning set forth in Section 11(g). “Optional Shares” shall have the meaning set forth in the Subscription Agreement. “Parity Stock" means any class or series of the Company's or its Subsidiaries' stock ( other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stoc with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively) or with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. “Participating Dividends” has the meaning set forth in Section 5(b)(i). “Permitted Transferees” means (i) any investment fund, investment vehicle or account Controlled by any Holder or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equity holder or Affiliate of any Holder or any such investment fund, investment vehicle or account thereof as a result of any distribution. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations. “Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent. “Preferred Stock Director” has the meaning set forth in Section 10(a)(i). “Public Announcement” means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. “Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance. “Reference Property” has the meaning set forth in Section 11(h). “Reference Property Unit” has the meaning set forth in Section 11(h). “Register” has the meaning set forth in Section 3(e).

12 “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Subscription Date, by and among the Company and the Investors, as the same may be amended, amended and restated or supplemented in accordance with its terms from time to time. “Regular Dividends” has the meaning set forth in Section 5(a)(i). “Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th, and December 31st of each year, beginning on December 31, 2023 (or beginning on such other date specified in the Certificate representing such share). “Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date. “Regular Dividend Rate” means, with respect to any Regular Dividend, (i) paid in cash on the applicable Regular Dividend Payment Date, 8.50% per annum and (ii) otherwise, 10.00% per annum, in each case, subject to increase pursuant to Section 9. “Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st. “Regular Dividends Election Termination Date” has the meaning set forth in Section 5(a)(ii). “Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Related Party Transaction” means any transaction for which disclosure is required pursuant to 17 CFR § 229.404, other than arrangements entered into between the Company and any of its officers, directors or employees, relating to his or her employment by, or his or her service as a director of or consultant to, the Company, as approved by the compensation committee of the Company’s Board of Directors. “Repurchase” means, collectively, the Holder Repurchase and the Company Change of Control Repurchase.

13 “Repurchase Date” means, collectively, the Holder Repurchase Date and the Company Change of Control Repurchase Date. “Repurchase Notice” means, collectively, the Holder Repurchase Notice and the Company Change of Control Repurchase Notice. “Repurchase Price” means, collectively, the Holder Repurchase Price and the Company Change of Control Repurchase Price. “Repurchase Right” means, collectively, the Holder Repurchase Right and the Company Change of Control Repurchase Right. “Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D. “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security” means any Convertible Preferred Stock or Conversion Share. “Senior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively) or with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. “Series A Preferred Stock” the preferred stock of the Company titled “Series A Convertible Preferred Stock,” par value $0.001 per share. “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Optional Conversion Notice. “Subscription Agreement” means the Subscription Agreement, dated as of the Subscription Date, by and among the Company and the Investors, as the same may be amended, amended and restated or supplemented in accordance with its terms from time to time. “Subscription Date” means December 21, 2023. “Subsequent Issue Date” means each date (if any) the Optional Shares are issued to the Investors in accordance with the terms of the Subscription Agreement.

14 “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a Controlling general partner of, or otherwise Controls, such partnership or limited liability company. “Successor Person” has the meaning set forth in Section 11(h)(iii). “Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(f)(i)(2). “Total Subscription Shares” means the number of shares of Convertible Preferred Stock issued on the Initial Issue Date plus the number of shares of Convertible Preferred Stock issued on each Subsequent Issue Date, if any. “Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. “Transaction Documents” means this Certificate of Designations, the Subscription Agreement and the Registration Rights Agreement. “Transfer Agent” means the Company or its successor. “Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended. “Triggering Event Notice” has the meaning set forth in Section 8(c). “Triggering Events” means each of the following events or failure to comply therewith: (a) (A) the suspension of the Common Stock from trading on an Eligible Market for a period of five (5) consecutive Trading Days or (B) the failure of the Common Stock to be listed on an Eligible Market;

15 (b) the Company's (A) failure to timely issue shares of Common Stock upon conversion by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of Public Announcement, or through any of its agents, at any time, of its intention not to comply with a request for conversion of any shares of Convertible Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 11(g)); (c) the Company's failure to pay to such Holder any amount of Liquidation Preference, Dividends, Repurchase Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document, only if such failure continues for a period of at least an aggregate of five (5) Business Days; (d) the occurrence of any default (after lapse of any applicable cure periods) under any indebtedness of the Company or any of its Subsidiaries that aggregates to at least of $1,000,000, which results (without giving effect to any consent or waiver made by the lenders thereunder) in the redemption, acceleration or other obligation to repay prior to maturity of such indebtedness; or (e) other than as specifically set forth in another clause of this definition of “Triggering Event”, the Company fails to comply with any provision of this Certificate of Designations and such failure has an adverse effect on the Holders, except, in the case of a failure to comply with a provision of this Certificate of Designations which is curable, only if such failure to comply remains uncured for a period of fifteen (15) Business Days. “Voting Cap” has the meaning set forth in Section 10(c). “Voting Right Expiration Date” means the earlier of (i) the date on which the Investors (or their Permitted Transferees) no longer own beneficially and of record at least fifty percent (50%) of the Total Subscription Shares issued on the Initial Issue Date (without taking into account, for the purpose of this definition the accumulation of Dividends pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii)) (counting in the numerator, for such purpose, any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferees) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion or an Optional Conversion, for so long as the Investors (or their Permitted Transferees) continue to own beneficially and of record such underlying Conversion Shares (without taking into account, for the purpose of this definition the accumulation of Dividends pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii)) and (ii) the date that there are no longer any shares of Convertible Preferred Stock outstanding. “Weighted Average Issuance Price” has the meaning set forth in Section 11(f)(i)(3). “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person. SECTION 2 RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

16 (a) “or” is not exclusive; (b) “including” means “including without limitation”; (c) “will” expresses a command; (d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (e) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (f) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise; (g) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and (h) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations. SECTION 3 THE CONVERTIBLE PREFERRED STOCK. (a) Designation; Par Value. A series of stock of the Company titled the “Series B Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the Five Million (5,000,000) authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.001 per share. (b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is Sixty Five Thousand (65,000). (c) Form, Dating and Denominations. (i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. (ii) Certificates. (1) Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

17 (2) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent. (iii) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares. (iv) Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock. (d) Method of Payment; Delay When Payment Date is Not a Business Day; Withholding. (i) Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by wire transfer of immediately available funds to an account of any Holder within the United States, so long as such Holder has delivered wire instructions to the Company no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that if such Holder has failed to timely deliver such wire instructions, then the Company will pay all such cash amounts by check issued in the name of such Holder. (ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

18 (iii) Withholding. The Company or any paying agent of the Company shall be entitled to deduct and withhold on all payments and distributions on the Convertible Preferred Stock to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations as having been paid to the Person in respect of which such deduction or withholding was made. If any withholding or deduction is required by law to be made from any amount payable by or on behalf of the Holders pursuant to this Certificate of Designations then the Person paying the relevant amount will pay, together with the relevant amount, such additional sum as will ensure that, after the withholding or deduction is made, the Person receiving the relevant amount receives and retains the amount that it would have received and retained in the absence of such withholding or deduction. (e) Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request. (f) Legends. (i) Restricted Stock Legend. (1) Each Certificate representing any share of Convertible Preferred Stock will bear the Restricted Stock Legend. (2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h), then the Certificate representing such share may bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable if, in the reasonable determination of the Company, such Restricted Stock Legend is required by applicable law. (ii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or

19 automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company. (iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend. (iv) Legends on Conversion Shares. (1) Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend upon issuance if, in the reasonable determination of the Company, such Restricted Stock Legend is required by applicable law. (2) Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share shall not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company may take measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems necessary to enforce the transfer restrictions referred to in such legend to the extent required by applicable law. (g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions. (i) Provisions Applicable to All Transfers and Exchanges. (1) Generally. Subject to this Section 3(g) and Section 4.3 of the Subscription Agreement, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will direct that each such transfer or exchange to be recorded in the Register. (2) No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer. (3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred

20 Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged. (4) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend as provided in Section 3(f). (5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will direct such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction. (ii) Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock: (1) that has been surrendered for conversion except to the extent that the Company fails to deliver the related Conversion Shares when due; or (2) as to which a Repurchase Notice has been duly delivered pursuant to Section 7(d) or Section 8(f), except to the extent that the Company fails to pay the related Repurchase Price when due. (h) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased. (i) Partial Conversions or Repurchases of Convertible Preferred Stock. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will direct such Certificate to be exchanged for (1) one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, (y) are registered in the name of such Holder; and (z) bear a legend as provided in Section 3(f), and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted

21 or repurchased, as applicable, which Certificate will be immediately converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n). (ii) Cancellation of Convertible Preferred Stock that Is Converted or Repurchased. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate shall be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company shall issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear a legend as provided in Section 3(f). (i) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share shall be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be issued or reissued as Convertible Preferred Stock. Any shares of Convertible Preferred Stock authorized but not issued pursuant to the Subscription Agreement after the expiration of the Exercise Period shall be restored to the status of authorized but unissued shares of the Company’s preferred stock, without designation as to series. (j) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company shall issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) shall, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

22 (k) Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock. (l) Cancellation. The Company may at any time deliver Convertible Preferred Stock that any Holder has surrendered to the Company to the Transfer Agent for cancellation. The Company will direct the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures. (m) Shares Held by the Company or its Affiliates. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding. (n) Outstanding Shares. (i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or repurchase in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(n). (ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such replaced share shall cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law. (iii) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 11 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date (without limiting the Company’s obligations pursuant to Section 5(c)); and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11 (and, if applicable, declared Dividends as provided in Section 5(c)). (iv) Shares to Be Repurchased Pursuant to a Repurchase. If, on a Repurchase Date, the Company holds consideration in kind and amount that is sufficient to pay the aggregate applicable Repurchase Price due on such date, then (unless there occurs a default in the payment of the applicable Repurchase Price) (1) the Convertible Preferred Stock to

23 be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the applicable Repurchase Price as provided in Section 7(d) and Section 8 (and, if applicable, declared Dividends as provided in Section 5(c)). (o) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver. (p) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. SECTION 4 RANKING. The Convertible Preferred Stock will rank (a) senior to Junior Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with Parity Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to Senior Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up. SECTION 5 DIVIDENDS. (a) Regular Dividends. (i) Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the applicable Regular Dividend Rate on the Liquidation Preference thereof, regardless of whether or not declared or whether or not funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(iii)), such Regular Dividends will be payable quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will be computed on the basis of a 360-day year comprised of

24 twelve 30-day months and will accumulate on a daily basis from, and including, the last date on which Regular Dividends have been paid or accumulated to the Liquidation Preference (or, if no Regular Dividends have been paid or accumulated to the Liquidation Preference, from, and including, the Initial Issue Date or Subsequent Issue Date, as applicable) to, but excluding, the next Regular Dividend Payment Date. (ii) Type of Payment. Until December 31, 2026 (the “Regular Dividends Election Termination Date”), the Company may, at its election, either pay Regular Dividends (x) when, as and if declared by the Board of Directors in cash out of funds legally available for their payment by wire transfer of immediately available funds or (y) by accumulating the Regular Dividends as provided in Section 5(a)(iii). From and after the Regular Dividends Election Termination Date, the Company shall pay Regular Dividends in accordance with clause (x) of the immediately preceding sentence. Prior to the Regular Dividends Election Termination Date, the Company shall notify the Holders in writing on or prior to the tenth (10th) Business Day immediately prior to each Regular Dividend Payment Date of its election to pay the Regular Dividends pursuant to clause (x) or clause (y) of the first sentence of this Section 5(a)(ii), provided, that in the event the Company fails to timely deliver such notice to the Holders, the Company shall be deemed to have elected clause (y) of such sentence. (iii) Accumulation of Regular Dividends. As of the Close of Business on any Regular Dividend Payment Date the dollar amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time; provided, however, that such addition shall not occur nor be required if as of the Close of Business on such Regular Dividend Payment Date, the Company, in its sole and absolute discretion, has paid in cash the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date. (iv) Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations. (b) Participating Dividends. (i) Generally. Subject to Section 5(b)(ii), the Company shall not declare or pay any dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock in the form and manner set forth

25 below (such dividends or distributions on the Convertible Preferred Stock, “Participating Dividends,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividends”), such that (1) the Record Date and the payment date for such Participating Dividends occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividends; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividends is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividends in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to Section 11(e)(ii), Section 11(e)(iii), Section 11(e)(iv) and Section 11(g)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividends not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date). (ii) Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividends will be required to be declared or paid in respect of a Common Stock Change Event or an event for which an adjustment to the Conversion Price is required (or would be required without regard to Section 11(f)(iii)) pursuant to Section 11(f)(i)(1), as to which Section 11(h) or Section 11(f)(i)(1), respectively, will apply. (c) Treatment of Dividends Upon Repurchase or Conversion. If the Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Dividend will be deemed to be declared only to the extent that it is declared for payment and actually paid in cash. Except as provided in this Section 5(c), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Repurchase Price or Conversion Consideration, as applicable. SECTION 6 RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. (a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clauses (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Junior Stock:

26 (i) the Company Change of Control Repurchase Price; and (ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to Section 11(e)(ii), Section 11(e)(iii), Section 11(e)(iv) and Section 11(g)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment. Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. (b) Merger, Consolidation and Sale of Assets Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing. SECTION 7 CHANGE OF CONTROL. (a) Change of Control Notice. On or before the twentieth (20th) Business Day before the effective date (or anticipated effective date) of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur, but in no event less than ten (10) Business Days prior to the applicable Company Change of Control Repurchase Date), the Company will send to each Holder a notice (a “Company Change of Control Notice”) of such Change of Control (either concurrently with or after the Public Announcement of the same information) containing the following information: (1) a brief description of the events causing such Change of Control; (2) the effective date (or anticipated effective date) of such Change of Control; (3) the applicable Holder Repurchase Price per share of Convertible Preferred Stock, assuming for such purpose that the applicable Holder Repurchase Date is the effective date (or anticipated effective date) of such Change of Control;

27 (4) whether the Company elects to effect a Company Change of Control Repurchase and, if so, the Company Change of Control Repurchase Price per share of Convertible Preferred Stock, assuming for such purpose that the applicable Company Change of Control Repurchase Date is the effective date (or anticipated effective date) of such Change of Control and the number of shares of Convertible Preferred Stock the Company so elects to repurchase; and (5) the Conversion Price in effect on the date of such notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control. (b) Withdrawal of Change of Control Notice. If the underlying Change of Control has been terminated or cancelled and the Company has previously delivered a Company Change of Control Notice pursuant to Section 7(a) with respect to such Change of Control, the Company shall withdraw such Company Change of Control Notice by delivering a written notice of withdrawal to the Holders at any time before the effective date (or anticipated effective date) of such Change of Control that was previously contained in such original notice. (c) Optional Conversion Right or Holder Repurchase Right in Connection with a Change of Control. Prior to the applicable Company Change of Control Repurchase Date, each Holder shall have the right (i) subject to Section 11(b)(iii), to exercise an Optional Conversion in respect of any and all of its Convertible Preferred Stock prior to or contingent upon the consummation of such Change of Control or (ii) subject to Section 8, to exercise a Holder Repurchase Right in respect of any and all of its Convertible Preferred Stock. (d) Company Repurchase Right in Connection with a Change of Control. (i) Company Change of Control Repurchase Right. The Company will have the right (the “Company Change of Control Repurchase Right”) to repurchase (a “Company Change of Control Repurchase”) all, but not less than all, of the Convertible Preferred Stock for a cash purchase price equal to the applicable Company Change of Control Repurchase Price. A Company Change of Control Repurchase is contingent upon the consummation of such Change of Control. Any such Company Change of Control Repurchase shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is not consummated, the Company’s election to effect such Company Change of Control Repurchase shall be deemed to be withdrawn. (ii) Company Change of Control Repurchase Date. The Company Change of Control Repurchase Date for the Company Change of Control Repurchase of any share of Convertible Preferred Stock will be the date of the consummation of the Change of Control (a “Company Change of Control Repurchase Date”). The Company Change of Control Repurchase Price due in connection with such Change of Control shall be paid on the Company Change of Control Repurchase Date.

28 (iii) Company Change of Control Repurchase Price. The price (the “Company Change of Control Repurchase Price”) for any share of Convertible Preferred Stock to be repurchased upon a Company Change of Control Repurchase is an amount in cash equal to 150% of the Liquidation Preference of such share at the Close of Business on the applicable Company Change of Control Repurchase Date for such Company Change of Control Repurchase plus accumulated and unpaid Regular Dividends on such share from, and including, the last date on which Regular Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, such Company Change of Control Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Company Change of Control Repurchase Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Company Change of Control Repurchase, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the applicable Company Change of Control Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii) will be included in the applicable Company Change of Control Repurchase Price). (iv) Company Change of Control Repurchase Notice. To exercise its Company Change of Control Repurchase Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Company Change of Control Repurchase Notice”) and (y) substantially contemporaneously therewith, make a Public Announcement of the information set forth in the Company Change of Control Repurchase Notice. Such Company Change of Control Notice must state: (1) that the Company has exercised its Company Change of Control Repurchase Right to cause the repurchase of the shares of Convertible Preferred Stock, briefly describing the Company Change of Control Repurchase Right under this Certificate of Designations; (2) the Company Change of Control Repurchase Date for such Company Change of Control Repurchase; (3) that shares of Convertible Preferred Stock subject to Company Change of Control Repurchase may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time immediately before the applicable Change of Control;

29 (4) the Conversion Price in effect on the date of the Company Change of Control Repurchase Notice for such Company Change of Control Repurchase; and (5) the amount and form of consideration Holders would receive upon consummation of such Change of Control with respect to the Common Stock issuable upon conversion of the Convertible Preferred Stock if the Convertible Preferred Stock are converted prior to the applicable Change of Control; and (6) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock. SECTION 8 HOLDER REPURCHASE RIGHT. (a) Holder Optional Repurchase Right. Subject to the other terms of this Section 8, each Holder will have the right (the “Holder Optional Repurchase Right”) to require the Company to repurchase (a “Holder Optional Repurchase”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on a Holder Repurchase Date occurring on or after the Holder Optional Repurchase Trigger Date (determined pursuant to Section 8(d)) for a cash purchase price equal to the applicable Holder Repurchase Price. (b) Holder Repurchase Right in Connection with a Change of Control. Subject to the other terms of this Section 8, each Holder shall also have the right (the “Holder Change of Control Repurchase Right”) to require the Company to repurchase (a ”Holder Change of Control Repurchase”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on a Holder Repurchase Date occurring on the date of the consummation of a Change of Control (for the avoidance of doubt, whether before or after the Holder Optional Repurchase Trigger Date) for a cash purchase price equal to the applicable Holder Repurchase Price. Any such Holder Change of Control Repurchase shall be contingent on and shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is not consummated, such Holder Repurchase Notice shall automatically be deemed to be withdrawn. (c) Holder Repurchase Right in Connection with a Triggering Event. Upon the occurrence of a Triggering Event, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (a “Triggering Event Notice”) to the Holders. Subject to the other terms of this Section 8, at any time after the earlier of a Holder's receipt of a Triggering Event Notice and a Holder becoming aware of a Triggering Event, each Holder shall also have the right (the “Holder Triggering Event Repurchase Right”) to require the Company to immediately (for the avoidance of doubt, whether before or after the Holder Optional Repurchase Trigger Date) repurchase (a “Holder Triggering Event Repurchase”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock for a cash purchase price equal to the applicable Holder Repurchase Price. Notwithstanding anything to the contrary herein, upon the occurrence of any Bankruptcy Triggering Event, the Company shall immediately pay to the Holders an amount in cash representing the applicable Holder Repurchase Price, without the

30 requirement for any notice or demand or other action by the Holders or any other Person, provided that any Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder hereunder (a “Bankruptcy Triggering Event Repurchase”). (d) Holder Repurchase Date. The Holder Repurchase Date for the Optional Repurchase of any share of Convertible Preferred Stock shall be the later of (A) be (i) in the case of a Holder Optional Repurchase pursuant to Section 8(a), the sixtieth (60th) day after the date the Holder of such share has duly delivered the Holder Repurchase Notice relating to such share to the Company pursuant to Section 8(f); provided, however, that such Holder Repurchase Notice may be delivered to the Company prior to the Holder Optional Repurchase Trigger Date as long as the Holder Optional Repurchase Date will occur on or after the Holder Optional Repurchase Trigger Date or, (ii) in the case of a Holder Change of Control Repurchase pursuant to Section 8(b), the date of the consummation of the Change of Control or (iii) in the case of a Holder Triggering Event Repurchase or a Bankruptcy Triggering Event Repurchase pursuant to Section 8(c), the date the Company is required to repurchase the Convertible Preferred Stock and (B) if the Company fails to timely pay the applicable Repurchase Price, the date such amount is paid, together with any additional amounts required by Section 9. (e) Holder Repurchase Price. The Holder Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Holder Repurchase is an amount in cash equal to the Liquidation Preference of such share plus accumulated and unpaid Regular Dividends on such share from, and including, the last date on which Regular Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, such Holder Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Holder Repurchase Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Holder Repurchase, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the applicable Holder Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(y) and Section 5(a)(iii) will be included in the applicable Holder Repurchase Price). (f) Procedures to Exercise the Holder Repurchase Right. (i) Delivery of Holder Repurchase Notice and Shares of Convertible Preferred Stock to be Repurchased. To exercise its Holder Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Company: (1) a duly completed, written Holder Repurchase Notice with respect to such share(s); and

31 (2) such share(s), to the extent represent by one or more Physical Certificate(s), duly endorsed for transfer; provided, however, that, with respect to any Holder Optional Repurchase pursuant to Section 8(a), no such Holder Optional Repurchase Notice may be delivered before, and each purported delivery of a Holder Optional Repurchase Notice will be deemed null and void if delivered before, the sixtieth (60th) Business Day before the Holder Optional Repurchase Trigger Date and, provided further, that with respect to any Holder Optional Repurchase pursuant to Section 8(c), the Holder shall have no obligation to deliver any documents (other than a Triggering Event Repurchase Notice, when applicable). (ii) Contents of Holder Repurchase Notices. Each Holder Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state: (1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates; (2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and (3) that such Holder is exercising its Holder Repurchase Right with respect to such share(s) and specify which Holder Repurchase Right; and. (iii) Delivery of Holder Repurchase Notice is Irrevocable. Once delivered in accordance with this Section 8(f), a Holder Repurchase Notice will be irrevocable subject to Section 8(b) (in the case of a Holder Change of Control Repurchase pursuant to Section 8(b) in connection with a Change of Control). SECTION 9 REPURCHASES. In the event the Company fails to timely pay the applicable Repurchase Price in respect of any shares of Convertible Preferred Stock in connection with the exercise of any Repurchase Right, in addition to any other rights or remedies such Holder may have under applicable law, Regular Dividends shall continue to accrue and the applicable Regular Dividend Rate with respect to any such shares of Convertible Preferred Stock that have not been repurchased as required shall be increased by 2.00% per annum from and after the date of such breach. To the extent redemptions required by Section 7(d) or Section 8 are deemed or determined by a court of competent jurisdiction to be prepayments of the Convertible Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Certificate of Designations, but subject to Section 11(g), until the applicable Repurchase Price is paid in full, the shares of Convertible Preferred Stock submitted for redemption under Section 7(d) or Section 8 may be converted, in whole or in part, by a Holder into Common Stock pursuant to Section 11. The parties hereto agree that in the event of a Repurchase of any shares of Convertible Preferred Stock under Section 7(d) or Section 8, each Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable

32 substitute investment opportunity for such Holder. Accordingly, any redemption premium due under Section 7(d) or Section 8 is intended by the parties to be, and shall be deemed, a reasonable estimate of a Holder's actual loss of its investment opportunity and not as a penalty. The Company will cause the applicable Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase to be paid to the Holder thereof on or before the applicable Repurchase Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under any Repurchase Right. Notwithstanding anything to the contrary in this Certificate of Designations, in the event of the Company’s exercise of its Company Change of Control Repurchase Right pursuant to Section 7(d) and a Holder’s exercise of its Holder Change of Control Redemption Right with respect to the same Change of Control, the Repurchase Right with the highest Redemption Price shall control and supersede the other Redemption Right. SECTION 10 DIRECTOR DESIGNATION RIGHT; VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 10 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law. (a) Board Designation Right. (i) From and after the Initial Issue Date, and until the Voting Right Expiration Date, the Convertible Preferred Stock, exclusively and as a separate class, shall have the right to designate and appoint one (1) individual to serve as a director on the Board of Directors (the “Preferred Stock Director”) and the Company shall appoint the Preferred Stock Director to the Board of Directors. The Company shall take all reasonable actions within its control to give effect to the provisions of this Section 10. (ii) Removal and Vacancies of the Preferred Stock Director. (1) Removal. At any time until the Voting Right Expiration Date, the Preferred Stock Director may only be removed by the affirmative vote or consent (as the case may be) of Holders representing at least a majority of the outstanding shares of Convertible Preferred Stock then outstanding (the “Majority Holders”), given either at a special meeting of the Holders duly called for that purpose or pursuant to a written consent of the Holders, voting exclusively as a single class. Following the Voting Right Expiration Date, the Preferred Director may be removed by a vote of the Board of Directors. (2) Filling Vacancies. Until the Voting Right Expiration Date, a vacancy occurring in the office of the Preferred Stock Director shall only be filled by the affirmative vote or written consent of the Majority Holders, given either at a special meeting of the Holders duly called for that purpose or pursuant to a written consent of the Holders, and the Company shall cause such Preferred Stock Director to fill such resulting vacancy.

33 (b) Voting and Consent Rights with Respect to Specified Matters. (i) From the Initial Issue Date until the date there no longer remains at least fifty percent (50%) of the Total Subscription Shares outstanding, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of the Majority Holders, voting exclusively as a single class: (1) any Related Party Transaction to be entered into after the Subscription Date; (2) declaration or payment of any dividends or distributions, other than the declaration or payment of Regular Dividends in respect of Convertible Preferred Stock; (3) pay or redeem, retire or purchase any Capital Stock, provided that Company may (i) repurchase Capital Stock of former or current employees, officers, directors or consultants pursuant to stock repurchase agreements, termination of employment or service or pursuant to rights of first refusal in the Company’s bylaws, so long as a Triggering Event does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed $100,000 per fiscal year, (ii) make de minimis payments of cash in lieu of fractional shares upon conversion of convertible securities or upon any stock dividend, stock split or combination or (iii) repurchase or redeem Capital Stock from the Company’s current or former employees in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards in accordance with the Company’s equity incentive plans; (4) sale, disposition, lease, license, spin‐off, split‐off or other transfer or divestiture of any businesses, business units or assets of the Company or any of its Subsidiaries (including the Capital Stock of any Subsidiary or other entity), in each case, in any transaction or series of related transactions involving consideration having a fair value in excess of $30,000,000 (as determined in good faith by the Board of Directors), other than a transaction that constitutes a Change of Control effected in compliance with the terms of this Certificate of Designations; or (5) agree or consent to any of the actions prohibited by this Section 10(b)(i).

34 (ii) From the Initial Issue Date until the date there no longer remains at least twenty five percent (25%) of the Total Subscription Shares outstanding, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of the Majority Holders, voting exclusively as a single class, which consent shall not be unreasonably withheld: (1) incurrence of any secured indebtedness for borrowed money unless permitted under the Credit Agreement (without giving effect to any consent or waiver made by the lenders thereunder); (2) incurrence of unsecured indebtedness for borrowed money or issuance of any Disqualified Equity Interest; (3) amend, restate or replace any Credit Agreement or seek waivers from lenders under any Credit Agreement, in each case, on terms and conditions that, taken as a whole, are (A) materially different from the Credit Agreement as in effect on the Subscription Date in a manner that is adverse to the Holders; provided, however, that the replacement of the Credit Agreement with an asset-based lending facility from a Regulated Bank of no more than $25,000,000, an interest rate no higher than the then prevailing interest rate of the Credit Agreement and otherwise on terms and conditions no less favorable to the Company than those in the Credit Agreement, shall be deemed not to be adverse to the Holders for the purpose of this clause (A) or (B) materially and adversely affect the ability of the Company to make any payments required by this Certificate of Designations, including payment of Dividends, or perform its obligations in connection with any Repurchase or conversion pursuant to this Certificate of Designations; or (4) agree or consent to any of the actions prohibited by this Section 10(b)(ii). (iii) From the Initial Issue Date until the date there no longer remains at least ten percent (10%) of the Total Subscription Shares outstanding, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of the Majority Holders, voting exclusively as a single class: (1) authorization or creation, or increase in the authorized number of shares of, any class or series of, Parity Stock, or Senior Stock, or any Equity-Linked Security or other equity interest convertible into, any

35 Capital Stock of the Company or any of its Subsidiaries that constitutes Parity Stock or Senior Stock; (2) issuance of any shares of Parity Stock or Senior Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Parity Stock or Senior Stock of the Company or any of its Subsidiaries, including, without limitation, any shares of Series A Convertible Preferred; or (3) agree or consent to any of the actions prohibited by this Section 10(b)(iii). (iv) From the Initial Issue Date until the date there no longer remains any Total Subscription Shares outstanding, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of the Majority Holders, voting exclusively as a single class: (1) amendment, alteration, repeal or other modification to any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock; provided, however, that (i) any increase in the amount of the authorized Common Stock, and (ii) any amendment to the Certificate of Incorporation and any certificate of designations (but excluding this Certificate of Designations) necessary to implement a merger or consolidation that constitutes a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations, will not be deemed to adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock; (2) exchange, reclassification or cancellation of any Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than pursuant to a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations; or (3) agree or consent to any of the actions prohibited by this Section 10(b)(iv). (c) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 10, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders

36 of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(e), including Section 11(e)(ii)) upon conversion of such Convertible Preferred Stock based on a Conversion Price equal to the greater of (i) the then applicable Conversion Price and (ii) $6.82 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date), but without giving effect to Section 11(e)(iii), Section 11(e)(iv) and Section 11(g) and assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 10(c) will not be limited or eliminated by the provisions in Section 11(g). Notwithstanding anything to the contrary in this Section 10(c), in no event shall the shares of Convertible Preferred Stock be entitled to have, on an as-converted basis and in aggregate, together with the votes attributable to any Conversion Shares issued upon conversion of the shares of Convertible Preferred Stock prior to the applicable date of determination, more than 6,935,934 votes (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) (the “Voting Cap”), provided, however, that if the Company’s stockholders approve the voting of the Convertible Preferred Stock above the Voting Cap, the Voting Cap will cease to apply. In the event that all the shares of Convertible Preferred Stock are not entitled to vote due to the Voting Cap, the number of votes that each Holder is entitled to in terms of its shares of Convertible Preferred Stock shall be reduced on a pro rata basis such that the aggregate number of votes of the shares of Convertible Preferred Stock, after taking into account the votes attributable to any Conversion Shares issued prior to the applicable date of determination, is equal to the Voting Cap. (d) Procedures for Voting and Consents. (i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the designation and appointment, by Holders, of the Preferred Stock Director; provided, however, that with respect to any voting rights of the Holders pursuant to Section 10(c), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 10(c).

37 (ii) Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. (iii) Voting Standard for the Election of Preferred Stock Directors. At any meeting in which the Convertible Preferred Stock is entitled to elect any Preferred Stock Director (including to fill any vacancy in the office of any Preferred Stock Director), the presence, in person or by proxy, of Majority Holders will constitute a quorum for such matter. The affirmative vote of a majority of the shares of Convertible Preferred Stock so present at such a meeting at which a quorum is present will be sufficient to elect the Preferred Stock Director. (iv) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 10(a) or Section 10(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders. SECTION 11 CONVERSION. (a) Generally. Subject to the provisions of this Section 11, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion. (b) Conversion at the Option of the Holders. (i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at or following the earlier to occur of (x) the first (1st) anniversary of the Initial Issue Date, and (y) immediately prior to (and conditioned upon) the consummation of a Change of Control; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date. (ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number. (iii) Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder in connection with a Change of Control may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of or substantially simultaneous consummation of such Change of Control, in which case such Optional Conversion shall not occur until such time as is immediately prior to (and subject to) the consummation of such Change of Control, and if

38 such Change of Control is not consummated, such Optional Conversion Notice shall be deemed to be withdrawn. (c) Mandatory Conversion at the Company’s Election. (i) Mandatory Conversion Right. Subject to the provisions of this Section 11, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the first (1st) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Daily VWAP per share of Common Stock exceeds two hundred percent (200%) of the Conversion Price on each of at least thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion (such period, the “Mandatory Conversion Measurement Period” and such price condition, the “Mandatory Conversion Price Condition”). Notwithstanding anything herein to the contrary, in no event shall the Company effect one or more Mandatory Conversion(s) with respect to more than fifteen percent (15%) of the Total Subscription Shares in the aggregate. (ii) Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 11(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 11(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Holder Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8. (iii) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day that is during the first week of the Company’s open trading window for its officers and directors. (iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company shall (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) no earlier than the date of the Company’s Public Announcement of its earnings immediately prior to the opening of the open trading window referenced in Section 11(c)(iii) and at least three (3) Trading Days prior to the applicable Mandatory Conversion Date and (y) contemporaneously therewith, make a Public Announcement of the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state: (1) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing

39 the Company’s Mandatory Conversion Right under this Certificate of Designations; (2) the number of shares of Convertible Preferred Stock subject to such Mandatory Conversion; (3) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion; (4) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; (5) the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; (6) to the extent the Company elects to seek settlement of such Mandatory Conversion in cash pursuant to Section 11(e)(i), request that such Holder provide the Company, in writing, with its consent (which may be withheld in such Holder’s sole and absolute discretion) to a Cash Settlement on or prior to the applicable Mandatory Conversion Date, which request may, at the Company’s option, include a request for a waiver of the Common Stock Liquidity Conditions and/or the Mandatory Conversion Price Condition with respect to such Mandatory Conversion solely to the extent of such Cash Settlement, provided that such Holder shall be deemed to withhold such consent and not grant such waiver in the event such Holder fails to timely respond to the Company; (7) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock; and (8) that such Mandatory Conversion Notice shall be deemed automatically rescinded with respect to such Holder if any of the Common Stock Liquidity Conditions and/or the Mandatory Conversion Price Condition are not satisfied (or waived in writing by such Holder) at any time prior to the applicable Mandatory Conversion Date. (v) Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then: (1) the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata among all Holders; and

40 (2) if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion. (d) Conversion Procedures. (i) Mandatory Conversion. If the Company duly exercises, in accordance with Section 11(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) any shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date. (ii) Requirements for Holders to Exercise Optional Conversion Right. (1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must complete, sign and deliver to the Company an Optional Conversion Notice. Notwithstanding anything to the contrary set forth herein, the Holder shall not be required to physically surrender its Physical Certificate to the Company, unless (A) the full number of shares of Convertible Preferred Stock represented by such Holder’s Physical Certificate is being converted or (B) such Holder has provided the Company with prior written notice (which notice may be included in an Optional Conversion Notice) requesting reissuance of such Holder’ Physical Certificate upon physical surrender of such Physical Certificate. The Holder and the Company shall maintain records showing the Liquidation Preference and Dividends, if any, converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of any Physical Certificate upon Conversion. (2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day. (iii) Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

41 (iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion. (e) Settlement upon Conversion. (i) Generally. Subject to Section 5(c), Section 11(e)(ii), Section 11(e)(iii), Section 11(e)(iv), Section 11(g) and Section 13(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Dividends on such share of Convertible Preferred Stock from, and including, the last date on which Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the Conversion Date (but only to the extent such accumulated and unpaid Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date; provided, however, that a Holder and the Company may agree to instead settle any Conversion in cash based on the highest Daily VWAP of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash (a “Cash Settlement”). In order to agree to a Cash Settlement (x) in the case of a Mandatory Conversion, the Company and the Holder shall follow the procedure set forth in Section 11(c)(iv)(6) or (y) in the case of an Optional Conversion, a Holder may request in an Optional Conversion Notice that the Company provide such Holder, in writing, with its consent (which may be withheld in the Company’s sole and absolute discretion) to a Cash Settlement on or prior to the applicable Optional Conversion Settlement Date, provided that the Company shall be deemed to withhold such consent in the event the Company fails to timely respond to such Holder. An agreement between the Company and a Holder to a Cash Settlement shall (x) only apply to the applicable Conversion and not to any future Conversion of such Holder’s shares of Convertible Preferred Stock (unless the Company and such Holder agree to settle any future Conversion in cash) and (y) only apply to such Holder and not to any other Holder (whether or not affiliated with such Holder). (ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 13(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will on the applicable Optional Conversion Settlement Date or Mandatory Conversion Date pay cash based on the highest Daily VWAP of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash payment.

42 (iii) Payment of Cash in Lieu of any Shares of Common Stock in Excess of Exchange Cap. In the event that the Company is prohibited as a result of the operation of Section 11(g)(ii) from issuing any shares of Common Stock for which an Optional Conversion Notice or Mandatory Conversion Notice has been delivered, the Company shall on the applicable Optional Conversion Settlement Date or Mandatory Conversion Date pay cash in exchange for cancellation of the shares of Convertible Preferred Stock subject to such Optional Conversion Notice or Mandatory Conversion Notice, at a price per share of Common Stock that would have been issuable upon such conversion if Section 11(g)(ii) were not in effect, equal to the highest Daily VWAP of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash payment. (iv) Payment of Cash in Lieu of any Shares of Common Stock in Excess of Ownership Limitation. In the event that the Company is prohibited as a result of the operation of Section 11(g)(i) from issuing any shares of Common Stock for which an Optional Conversion Notice has been delivered in connection with a Change of Control in accordance with Section 7(c)(i), the Company shall on the applicable Optional Conversion Settlement Date pay cash in exchange for cancellation of the shares of Convertible Preferred Stock subject to such Optional Conversion Notice, at a price per share of Common Stock that would have been issuable upon such conversion if Section 11(g)(i) were not in effect, equal to the highest Daily VWAP of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash payment. (v) Delivery of Conversion Consideration. Except as provided in Sections 11(f)(i)(2) and 11(h), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the earlier of (i) the second (2nd) Business Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, immediately after the Conversion Date for such conversion (the “Optional Conversion Settlement Date”). (f) Conversion Price Adjustments. (i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows: (1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 11(h) will apply), then the Conversion Price will be adjusted based on the following formula:

43 where: CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination. If any dividend, distribution, stock split or stock combination of the type described in this Section 11(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced. (2) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer differs from the average of the Daily VWAP for each of the ten (10) consecutive Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), then the Conversion Price will be adjusted based on the following formula: where: CP0 = the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires; CP1 = the Conversion Price in effect immediately after the Expiration Time;

44 SP = the average of the Daily VWAP for each of the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date; OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); AC = the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. (3) Dilutive Issuances. If, on or after the Subscription Date the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 11(f)(i)(3)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Dilutive Issuance”), then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

45 where: CP = such Conversion Price; OS = the number of shares of Common Stock outstanding immediately before such Dilutive Issuance; EP = the Effective Price per share of Common Stock in such Dilutive Issuance; and X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Dilutive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Dilutive Issuance; provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 11(f)(i)(3) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 11(f)(i)(3) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity- Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 11(f)(i)(3)); and (C) in no event will the Conversion Price be increased pursuant to this Section 11(f)(i)(3). For purposes of this Section 11(f)(i)(3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price. (ii) No Adjustments in Certain Cases. (1) Certain Events. Without limiting the operation of Sections 5(a)(ii)(1) and 11(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 11(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of: (A) except as otherwise provided in Section 11(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price; (B) except as provided in Section 11(f)(i)(3), the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

46 (C) except as provided in Section 11(f)(i)(3), the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; (D) except as provided in Section 11(f)(i)(3), the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date, provided such option, warrant, right or convertible or exchangeable security has not been amended after the Subscription Date to extend the term thereof, increase the number of shares of Common Stock issuable thereunder or decrease the exercise, exchange, conversion or other price thereof; or (E) solely a change in the par value of the Common Stock. (iii) Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the date of a Repurchase Notice for any Repurchase; and (4) the occurrence of any vote of the stockholders of the Company. (iv) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan. (v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 11(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury). (vi) Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward). (vii) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(f)(i), the Company will, as soon

47 as reasonably practicable (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment. (g) Restriction on Conversions. Notwithstanding anything to the contrary in this Certificate of Designations, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that : (i) following such issuance, delivery or conversion, such Holder together with its Attribution Parties collectively would beneficially own (as defined in Rule 13d-3 of the Exchange Act) in excess of such percentage set forth on such Holder’s signature page attached to the Subscription Agreement (or, if such Holder is not an Investor, such percentage up to 9.99% elected by such Holder by written notice to the Company), of the then-outstanding shares of Common Stock (the “Ownership Limitation”); provided that the Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. Upon delivery of a written notice to the Company, any Holder may from time to time decrease its Ownership Limitation. Any Holder that has not elected to irrevocably waive its ability to increase its Ownership Limitation either on its signature page attached to the Subscription Agreement or in a written notice to the Company, may from time to time increase its Ownership Limitation. Any increase in the Ownership Limitation (x) shall not be in excess of 9.99% of the then-outstanding shares of Common Stock and (y) will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Any such increase or decrease in the Ownership Limitation will apply only to the Holder and its Attribution Parties and not to any other Holder. For purposes of Section 11(g)(i), in determining the number of outstanding shares of Common Stock, the Holders may rely on (I) the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto, (II) a more recent public announcement by the Company, or (III) a written confirmation by the Company or the Transfer Agent, within two (2) Trading Days following a written request from a Holder, of the number of shares of Common Stock then outstanding. The provisions of this Section 11(g)(i) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11(g)(i) to correct all or any portion hereof which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. (ii) the issuance of Conversion Shares that would, together with any and all other Conversion Shares issued pursuant hereto, exceed 6,935,934 (as adjusted for any

48 stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) without giving effect to any shares issuable upon conversion of the Convertible Preferred Stock (the “Exchange Cap”); provided, however, that if the Company’s stockholders approve the issuance of Conversion Shares above the Exchange Cap, this Section 11(g)(ii) will cease to apply. For purposes of Section 11(g)(ii), (x) from and after the Initial Issue Date until the date that no Optional Shares remain issuable pursuant to the Subscription Agreement, no initial Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Convertible Preferred Stock issued to such initial Holder pursuant to the Subscription Agreement on the Initial Issue Date and the denominator of which is the aggregate number of all shares of Convertible Preferred Stock issued to the initial Holders pursuant to the Subscription Agreement on such Initial Issue Date (with respect to each initial Holder, the "Initial Exchange Cap Allocation") and (y) from and after the date that no Optional Shares remain issuable pursuant to the Subscription Agreement, no initial Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Convertible Preferred Stock issued such initial Holder pursuant to the Subscription Agreement on the Initial Issue Date and the Optional Share Purchase Closing Date (as defined in the Subscription Agreement) with respect to such initial Holder, if any, and the denominator of which is the aggregate number of all shares of Convertible Preferred Stock issued to the initial Holders pursuant to the Subscription Agreement on such Initial Issue Date and the Optional Share Purchase Closing Dates with respect to the initial Holders, if any (with respect to each initial Holder, the "Final Exchange Cap Allocation" and together with the Initial Exchange Cap Allocation, as applicable, the "Exchange Cap Allocation"). In the event that any initial Holder of shares of Convertible Preferred Stock shall sell or otherwise transfer any of such Holder's Convertible Preferred Stock, the transferee shall be allocated a pro rata portion of the Exchange Cap Allocation with respect to such portion of such Convertible Preferred Stock transferred, and the restrictions of the prior sentence of this Section 11(g)(ii) shall apply to such transferee with respect to the portion of the Exchange Cap allocated to such transferee. The foregoing shall apply similarly and equally to successive transfers of Convertible Preferred Stock. (h) Effect of Common Stock Change Event. (i) Generally. If there occurs any: (1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or classes of securities;

49 (2) consolidation, merger, combination or binding or statutory share exchange involving the Company; (3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (4) other similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, (A) from and after the effective time of such Common Stock Change Event, each share of Convertible Preferred Stock will remain outstanding (unless otherwise converted or repurchased in accordance with the terms hereof) and (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7, each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and (B) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

50 If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders in writing of such weighted average as soon as practicable after such determination is made. (ii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11(h). (iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(f)(i) in a manner consistent with this Section 11(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 11(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders. (iv) Notice of Common Stock Change Event. The Company will provide notices of each Common Stock Change Event to Holders (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) no later than (A) twenty (20) Business Days prior to the anticipated effective date of any Common Stock Change Event and (B) the second (2nd) Business Day after the effective date of the Common Stock Change Event, together with a description of the kind and amount of the cash, securities or other property that constitutes the Reference Property. (v) Successive Common Stock Change Events. The above provisions of this Section 11 shall similarly apply to successive Common Stock Change Events. SECTION 12 CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK. (a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 11(f)(i) that becomes effective, or any

51 event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period. (b) Reservation of Shares of Common Stock. For so long as the Convertible Preferred Stock remains outstanding, the Company will keep reserved, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion in full of all shares of Convertible Preferred Stock then outstanding, if any, without giving effect to any limitation on conversion set forth herein. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery. (c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter- dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. (d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name. SECTION 13 CALCULATIONS. (a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Daily VWAPs and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request. (b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted on the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

52 SECTION 14 TAX TREATMENT. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. SECTION 15 NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent. SECTION 16 NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law. Without limiting the generality of the immediately preceding sentence, (a) the Holders shall not have any preemptive rights, (b) except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual, and (c) shares of Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above. LUNA INNOVATIONS INCORPORATED By: /s/ Scott A. Graeff Name: Scott A. Graeff Title: President and Chief Executive Officer

A-1 EXHIBIT A FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE Luna Innovations Incorporated Series B Convertible Preferred Stock [Certificate No.: [___]] No. Shares* [___] Luna Innovations Incorporated, a Delaware corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s Series B Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Additional terms of this Certificate are set forth on the other side of this Certificate. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows] * Insert number of shares for Physical Certificate only.

A-2 IN WITNESS WHEREOF, Luna Innovations Incorporated has caused this instrument to be duly executed as of the date set forth below. Date: LUNA INNOVATIONS INCORPORATED By: Name: Title:

A-3 TRANSFER AGENT’S COUNTERSIGNATURE Equiniti Trust Company, LLC (or any successor thereto that acts as the Company’s transfer agent), as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations. Date: By: Authorized Signatory

A-4 REVERSE OF SECURITY LUNA INNOVATIONS INCORPORATED (THE “COMPANY”) THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF AY SUCH CERTIFICATE. INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH SUBSCRIPTION AGREEMENT FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto (Insert assignee’s social security or tax identification number) (Insert address and zip code of assignee) Shares of the Series B Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ as agent to transfer the said shares of Series B Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises. Date: ______

A-5 Signature: (Sign exactly as your name appears on the other side of this Series B Convertible Preferred Stock) Signature Guarantee: † † Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-1 EXHIBIT B OPTIONAL CONVERSION NOTICE Luna Innovations Incorporated Series B Convertible Preferred Stock Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one): all of the shares of Convertible Preferred Stock § shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No. . check if Holder requests a Cash Settlement pursuant to Section 11(e)(i) of the Certificate of Designations for all the shares of Convertible Preferred Stock subject to this Optional Conversion Notice check if Holder requests a Cash Settlement pursuant to Section 11(e)(i) of the Certificate of Designations for a portion the shares of Convertible Preferred Stock subject to this Optional Conversion Notice and specify such number of shares of Convertible Preferred Stock subject to such Cash Settlement request: ________________ Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory § Must be a whole number.

C-1 EXHIBIT C HOLDER REPURCHASE NOTICE Luna Innovations Incorporated Series B Convertible Preferred Stock Subject to the terms of the Certificate of Designations, by executing and delivering this Holder Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Holder Repurchase Right with respect to (check one): Pursuant to Section 8(a) Pursuant to Section 8(b) Pursuant to Section 8(c) ; and (check one): all of the shares of Convertible Preferred Stock § shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No. . Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory § Must be a whole number.

D-1 EXHIBIT D FORM OF RESTRICTED STOCK LEGEND THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.